Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 8, 2024, with respect to the statement of assets and liabilities of Grayscale Bitcoin Mini Trust (BTC), as of April 29, 2024, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-1.

/s/ KPMG LLP

New York, New York

July 23, 2024